Exhibit 99.1

Twinlab Consolidated Holdings, Inc. Sets Date for Annual Meeting of Stockholders

BOCA RATON, Fla., March 10, 2017 –Twinlab Consolidated Holdings, Inc. (OTCPK:TLCC) announced today that its Annual Meeting of Stockholders will be held on Thursday, May 25, 2017 in Boca Raton, Florida. The Company's Board of Directors has fixed March 24, 2017 as the record date for the Annual Meeting.

About Twinlab Consolidated Holdings, Inc.

Twinlab Consolidated Holdings, Inc. ("TLCC") is the parent holding company of Twinlab Consolidation Corporation ("TCC”), an industry-focused health and wellness company committed to developing top brands. TLCC has a portfolio of products that are made in America using the finest ingredients from around the world. In addition to its namesake brand, Twinlab®, established in 1968, TLCC, through TCC and its subsidiaries, also manufactures and sells other well-known category leaders including the Metabolife® line of diet and energy products; the Twinlab® Fuel line of sports nutrition products; Alvita® teas, established in 1922 as a single-herb tea line; Trigosamine® joint support products; and premium nutritional and anti-aging / wellness supplements under the award winning Reserveage™ Nutrition family of brands. TCC also owns NutraScience Labs, a contract manufacturer. TCC's manufacturing facility located in American Fork, Utah is an NSF GMP and NSF GMP for Sport certified facility. Visit www.tchhome.com for more information.

Forward-Looking Statements

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements made herein, which include statements regarding the timing and location of the Company's Annual Meeting, and the Company's intention to nominate for election at the Annual Meeting all incumbent directors, involve known and unknown risks and uncertainties, which may cause the Company's actual results in current or future periods to differ materially from those anticipated or projected herein. Those risks are described in the Company's filings with the Securities and Exchange Commission, including the Company's Form 10-K for the full year ended December 31, 2015 and in the Company's subsequent filings with the Securities and Exchange Commission made prior to or after the date hereof.

Company Contact:

Irina Lorenzi

Executive Vice President, Integration

Twinlab Consolidated Holdings, Inc.

Tel: 561.443.5306

Email: ilorenzi@reserveage.com